SECURITIES AND EXCHANGE COMMISSION
           Washington, D.C. 20549


                     FORM 8-K
                  CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d)
   OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2013


             SCIENTIFIC INDUSTRIES, INC.
_________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	    000-6658        04-2217279
___________	  ____________	  __________________
(State or other   (Commission    (IRS Employer No.)
jurisdiction of    File Number)
incorporation)

                   70 Orville Drive
                Bohemia, New York 11716
__________________________________________________
   (Address of principal executive offices)


                   (631) 567-4700
__________________________________________________
Registrant's telephone number, including area code


                    Not Applicable
__________________________________________________
(Former name or former address,
if changed since last report)


ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


On June 5, 2013, JPMorgan Chase Bank, N.A. (the "Bank") agreed to extend the Companies $700,000 line of credit facility to June 14, 2014 on the same terms except that the interest on advances will be 3.05% per annum (a decrease from 3.08% per annum) over the LIBOR Index, currently 3.24% per annum.
Advances are to be secured by a pledge of Collateral consisting of the inventory, accounts, chattel paper, equipment and general intangibles of the Company. Principal along with interest are payable at maturity.

Maturity of principal and interest accelerate upon the occurrence of an event of default. The events specified include failure to pay outstanding obligations under the Note, a material adverse change in the Company's financial condition or prospects and acts of insolvency. During the period of default the interest rate increase by 3% per annum.

The Company is required to reduce the outstanding principal balance to zero during the 30 day period ending on the anniversary date of the Note.

ITEM 9.01  Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibits

Exhibit No.             Exibit
___________             _____________________________
99.1                    Business Loan Agreement (Filed as an Exhibit to
			the current Report on Form 8-K, dated
                        June 14, 2011)

99.2			Additional Terms
99.3			Promissory Note




                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SCIENTIFIC INDUSTRIES, INC.
                                   (Registrant)


Date:	June 5, 2013
			           By: /s/ Helena R. Santos
                                   ________________________

			           Helena R. Santos,
			           President and Chief Executive
 			           Officer